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                                                           Exhibit 23.2


                     INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Viewlogic Systems, Inc. on Form S-8 of our reports dated January 29, 1996, (March 20, 1996 as to note
      10) (which express an unqualified opinion and include an explanatory paragraph relating to the change in the method of accounting to conform with Statement of Financial Accounting No.
      115) appearing in and incorporated by reference in the Annual Report on Form 10-K of Viewlogic Systems, Inc. for the year ended December 31, 1995.

      DELOITTE & TOUCHE LLP
      Boston, Massachussets



      /s/ Deloitte & Touche LLP

      July 25, 1996
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